Exhibit 10.18

SUBLEASE AGREEMENT

THIS SUBLEASE (the “Sublease”) is made effective this 9th day of June, 2017 by and between Paidion Research, Inc. a North Carolina corporation (“Sublessor”) and  Dova Pharmaceuticals, Inc., a Delaware corporation (“Sublessee”);

WHEREAS, Pursuant to that certain Office Lease Agreement dated April 10, 2014 by and between Sublessor, as tenant, and Palladian Center, LLC, a Delaware limited liability company (“Landlord”), (as amended by First Amendment to Lease dated September 18, 2015, the “Master Lease”), Sublessor leases from Landlord all of Suites 245 and 250 on the second floor of the Palladian II building at 240 Leigh Farm Road, Durham, North Carolina  (a copy of the Master Lease being attached hereto as Exhibit A); and

WHEREAS, Sublessor and Sublessee have agreed that Sublessor will sublease to Sublessee and Sublessee will sublease from Sublessor all of Suite 245 (together with a small portion of Suite 250) consisting of approximately 7,351 rentable square feet of space, as more particularly shown on Exhibit B, attached hereto and made a part hereof (the “Subleased Premises”), pursuant to the terms of this Sublease:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Recitals; Definitions.  The recitals set out above are true and accurate and are incorporated herein by this reference.  All capitalized terms used, but not defined, in this Sublease shall have the meanings given to such terms in the Master Lease.

2.             Sublease of Premises.  Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts and subleases from Sublessor, the Subleased Premises, together with (i) the nonexclusive right to use the Common Areas; and (ii) the non-exclusive right to use 4 unreserved parking spaces per 1,000 rentable square feet of the Subleased Premises (or portion thereof) in the surface parking areas adjacent to the Building which constitute a portion of the Common Areas.

3.             Term of Sublease; Minimum Rental.  The term of this Sublease will commence on June 1, 2017 and shall end with the expiration of the Master Lease on April 30, 2020 (the “Sublease Term”).   The monthly rental under this Sublease (the “Minimum Rental”) is as follows:

June 1, 2017 to May 31, 2018	$177,232.61 per year	$14,769.38 per month
June 1, 2018 to May 31, 2019	$182,549.58 per year	$15,212.46 per month
June 1, 2019 to April 30, 2020	$172,357.21 for eleven months until expiration	$15,668.84 per month

4.             Sublessee’s Business. Sublessee shall use the Subleased Premises for general office use and for no other purpose.

5.             Payment of Minimum Rental. The monthly Minimum Rental for the Subleased Premises throughout the Term of this Agreement is set forth in paragraph 3, above.  Sublessee will arrange for monthly Minimum Rental to be paid to Sublessor on or prior to the first day of every month during the Term of this Sublease by wire or ACH transfer rather than by check.  Sublessor will provide appropriate account information to Sublessee.  Sublessee will not be required to participate in Tenant’s Contribution for Operating Expenses under Article 4 of the Master Lease.

6.             Sublessee’s Care/Hold Harmless. Sublessee will commit no act of waste, will maintain the Subleased Premises in a neat and orderly condition (including being responsible for maintaining all kitchen equipment during the Sublease term) and will comply with all laws, regulations, rules and orders of any federal, state or local government agencies or departments; provided, however, that Sublessee shall not be required to comply with or cause the Subleased Premises to comply with any laws, rules, regulations or requirements requiring the construction of alterations unless such compliance is necessitated solely due to Sublessee’s particular use of the Subleased Premises or any alterations constructed by Sublessee in the Subleased Premises. Sublessee will not damage the Subleased Premises and will do nothing that could increase the cost of Sublessor’s fire or public liability insurance. Sublessee agrees to hold Sublessor and Landlord harmless against any damages, claims, demands or causes of action caused by Sublessee, or its agents or employees, at or around the Subleased Premises, except to the extent caused by the negligence, breach of contract, willful misconduct or unlawful act of Sublessor, Landlord or their respective agents or employees.

7.             Underlying Master Lease. Except for Section 4 of the Master Lease and as otherwise set forth herein, Sublessee shall comply with the terms under the Master Lease that relate and are allocable to the Subleased Premises, provided, however, that to the extent of a conflict between the terms of the Master Lease and the terms of this Sublease, this Sublease shall control.  Except for those provisions that are inconsistent with the terms of this Sublease or otherwise not applicable pursuant to the terms of this Sublease, the terms of the Master Lease, to the extent relating and allocable to the Subleased Premises, are incorporated herein by this reference as if Sublessor were the “Landlord” and Sublessee were the “Tenant” thereunder;  provided, however, Sublessor does not make any of the representations of the Landlord under the Master Lease and does not undertake to perform and observe any of the terms, covenants and conditions on the part of the Landlord to be performed or observed by the Landlord, but Sublessor shall use its commercially reasonable efforts to cause the Landlord to perform or observe such terms, covenants and conditions as they may apply to the Subleased Premises.  Sublessor shall have no obligation to make repairs or replacements to the Subleased Premises,

Sublessee agreeing that during the Term of this Sublease it shall be responsible for all of Sublessor’s repair and maintenance obligations with respect to the Subleased Premises under the Master Lease as if it were the “Tenant” thereunder.

8.             Warranty by Sublessor. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as provided herein and that neither Sublessor nor, to Sublessor’s knowledge, Landlord is in default of any of the provisions of the Master Lease.

9.             Improvements; Demising Wall/Entrance; Signage. Sublessee acknowledges it is accepting the Subleased Premises “as is” and may make no alterations thereto; provided, however, that Sublessee may install its telephone and Internet connections and services (but shall not cause any interruptions in such services to Sublessor thereby).  In addition, Sublessor shall construct the  demising wall shown on Exhibit C separating the Subleased Premises from the Suite 250 Space that Sublessor will continue to use and lease from Landlord under the Master Lease (the “Demising Wall”).  Sublessor will obtain all approvals necessary with respect to the Demising Wall.  Sublessor shall install the Demising Wall in accordance with all applicable laws and in a good and workmanlike manner.  Upon completion of the Demising Wall, Sublessee shall pay to Sublessor the lesser of (i) 50% of the Sublessor’s actual out-of-pocket costs associated with the construction of the Demising Wall and (ii) $15,000, as full reimbursement for Sublessee’s share of the cost thereof.  Sublessee acknowledges that construction of the Demising Wall may extend somewhat beyond the commencement date of the Sublease Term and consents to the same.  Sublessor and Sublessee will work together practically and in good faith so that such construction can be completed as quickly as possible.

In addition, Sublessor shall install standard building signage for Sublessee for the Subleased Premises in the Building lobby and shall also assist in providing key-card access for Sublessee, both at Sublessee’s expense.  If permitted by Landlord, Sublessee may install, at Sublessee’s sole cost and expense, identification signage on a monument sign for the Building in a location determined by Landlord in accordance with building standards and subject to any applicable governmental laws or regulations (the “Monument Sign”).  Sublessee shall maintain the Monument sign at Sublessee’s sole cost and expense.  At the end of the Sublease Term or earlier removal of the Monument Sign, Sublessee shall pay all costs to remove the Monument Sign and repair any damage caused thereby.  Sublessor shall use commercially reasonable efforts to seek Landlord’s approval of the Monument Sign.  Additionally, after the Demising Wall has been completed, Sublessee shall have the right, at its expense, to create and install signage in the Subleased Premises or on the glass door at the entrance of the Subleased Premises in accordance with plans approved in advance in writing by Landlord.

10.          Surrender; Abandoned Property. Sublessee will return the Subleased Premises to Sublessor at the end of the Term of this Sublease in substantially the same condition as received from Sublessor at the beginning of the Term, ordinary wear and tear, casualty, condemnation and repairs that are not Sublessee’s obligations hereunder excepted. All of Sublessee’s personal property remaining in the Subleased Premises for longer than fifteen (15) days after this Sublease terminates shall be deemed abandoned and may be removed or stored by Sublessor at Sublessee’s risk and expense.

11.          Assignment or Subletting. Sublessee shall not assign or encumber this Sublease or sublet the Subleased Premises without Sublessor’s and Landlord’s prior written consent to the extent and as provided in the Master Lease.  Sublessor shall not unreasonably withhold its consent.

12.          Sublessor’s and Sublessee’s Remedies. If Sublessee defaults in the payment of Minimum Rental or in the payment of any other amounts due to Sublessor hereunder or Sublessee defaults in the performance of any of the covenants or conditions of this Sublease, Sublessor may give Sublessee notice of the default. If Sublessee does not cure any default within ten (10) days for monetary default and thirty (30) days for non-monetary default after the giving of notice (or, in the case of any non-monetary default that cannot be cured within thirty (30) days, proceed with reasonable diligence and in good faith to cure such non-monetary default within such 30-day period), Sublessor may terminate this Sublease or, without such termination, terminate Sublessee’s right to possession and relet the Subleased Premises, in each case by written notice to Sublessee (a “Termination Notice”), holding Sublessee responsible for, and Sublessee shall pay, all costs and expenses of such reletting in addition to Minimum Rental as the same shall continue to accrue.  On the date specified in the Termination Notice, this Sublease or Sublessee’s right to possession, as applicable, shall terminate as a result of Sublessee’s uncured default, and Sublessee shall at once quit and surrender the Subleased Premises to Sublessor, and Sublessor may thereafter re-enter and re-take possession of the Subleased Premises as permitted by applicable law and remove Sublessee or other occupants and their property. In addition to such remedies, in the event of a default by Sublessee, Sublessor shall have all rights and remedies available at law or in equity, all remedies being cumulative. In the event of a default by Sublessor hereunder that is not cured within the same time frame provided for a Sublessee default, above, (or, with respect to the Master Lease, within the cure period provided therein) Sublessee shall have all rights and remedies as may be available at law and in equity.

13.          Waiver of Performance; Entire Agreement; Amendments. The performance of or compliance with a party’s obligation hereunder may be waived, but only in writing signed by an authorized representative of the applicable counterparty or counterparties.  A waiver of compliance with any provision of this Sublease shall not constitute a waiver of any subsequent lack of compliance with such provision or of any other provision of this Sublease.  Except as provided in this Sublease, no delay or failure on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege, nor any single or partial exercise thereof, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

This Sublease together with the Exhibits hereto and Bill of Sale executed in connection herewith, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms of their agreement with respect to its subject matter.  This Sublease may not be contradicted by evidence of any prior or contemporaneous agreement, oral or written, and this Sublease may not be explained or supplemented by evidence of consistent additional terms.  No previous course of dealing will be admissible to explain, modify or contradict the terms of this Sublease.  This Sublease supersedes, merges, and voids all prior representations, statements, negotiations, understandings, proposed agreements, and other agreements, written or oral, relating to its subject matter.

This Sublease may not be amended, modified or supplemented except by a writing executed by all parties.

14.          Subordination. This Sublease is subject and subordinate to Master Lease, and to any mortgages that may at any time affect the real property of which the Subleased Premises forms a part, and also to all renewals, modifications, consolidations and replacements of the underlying mortgages. Although no instrument or act on the part of Sublessee is needed to effectuate such subordination, Sublessee will, nevertheless, execute and deliver any instruments confirming the subordination of this Sublease that the holders of the mortgages or that Sublessor or Landlord may reasonably request.

15.          Sublessor May Cure Defaults. If Sublessee defaults in the performance of any covenant or condition of this Sublease, Sublessor may, on reasonable notice to Sublessee (except that no notice need be given in case of emergency), cure the default at Sublessee’s expense and the reasonable amount of all expenses, including reasonable attorneys’ fees, incurred by Sublessor shall be deemed an additional amount owed by Sublessee to Sublessor payable within fifteen (15) days of demand therefor.

16.          Notices. Any notice by either party to the other shall be in writing and shall be deemed to be properly given only if delivered personally or by recognized overnight delivery service or mailed by registered or certified mail, return receipt requested, addressed (a) if to Sublessor: Paidion Research, Inc., 240 Leigh Farm Road, Suite 250, Durham, NC 27707, (b) if to Sublessee: Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707, or (c) at such addresses as Sublessee or Sublessor from time to time may designate in writing. Notice shall be deemed to have been given upon delivery if delivered personally, and if mailed, upon the third day after the date of mailing, or if sent by overnight delivery, the day after the date deposited with the overnight delivery service.

17.          Sublessor’s Right to Inspect Subleased Premises. Subject to providing no less than twenty-four (24) hours’ prior written notice and agreeing at all times to be accompanied by an employee or representative of Sublessee, Sublessor may enter the Subleased Premises at any reasonable time (except that no notice is needed in case of emergency) to inspect the Subleased Premises and/or, if necessary, to make repairs to the Subleased Premises.

18.          Interruption of Services or of Occupancy. Interruption or curtailment of any service maintained in the building containing the Subleased Premises if caused by strikes, mechanical difficulties, or any other causes beyond Landlord’s or Sublessor’s control shall not entitle Sublessee to any claim against Sublessor or to any abatement in amounts due, nor shall they constitute constructive or partial eviction, and Sublessor shall have no responsibility to restore the Subleased Premises.

19.          Sublessee to Execute Estoppel Certificate. Sublessee shall upon not less than ten (10) days’ prior written request by Sublessor or Landlord execute, acknowledge and deliver to the requesting party a written statement certifying that this Sublease is unmodified and in full force and effect (or that the Sublease is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, and whether or not to the best of Sublessee’s knowledge the requesting party is in default (and if so, specifying the nature of the default), it being intended that any statement delivered pursuant to this paragraph of the Sublease may be relied upon by a prospective purchaser or mortgagee of the requesting party’s interest in the building or prospective assignee of any mortgage upon the requesting party’s interest in the building.

20.          Agreement Binding on Successors, Representatives and Assigns. The provisions of this Sublease shall apply to, bind and inure to the benefit of Sublessor and Sublessee, their successors, legal representatives and assigns.

21.          Inapplicable Exhibits. The parties agree that the following Exhibits to the Master Lease shall not apply to this Sublease: Exhibit A, Exhibit A-1, Exhibit C (Work Letter) and Exhibit D.

22.          Insurance. Prior to the commencement of the Term of this Sublease, Sublessee shall provide certificates of insurance as required by “Tenant” as set forth in Article 9 of the Master Lease, which certificates shall name both Landlord and Sublessor as additional insured parties consistent with the provisions of the Master Lease.  Notwithstanding anything to the contrary herein, Sublessor and Sublessee hereby release each other, and their respective agents, employees, subtenants, and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released.

23.          Security Deposit. Sublessee shall pay to Sublessor within seven (7) business days of execution of this Sublease a security deposit of $14,481.47, which Sublessor will return to Sublessee within a reasonable time (not to exceed thirty (30) days) after the expiration or earlier termination of this Sublease after deducting any amounts therefrom that are permitted to be used by Sublessor under this Section.  In the event of any damage to the Premises or in the event of non-payment by Sublessee of its monetary obligations under this Sublease, Sublessor may deduct the cost amount thereof from the security deposit. The rights and obligations contained in this Section 22 shall survive termination of this Sublease.

24.          Landlord Consent; Condition to Sublease.  It shall be a condition precedent to the effectiveness of this Sublease that Landlord shall have consented to this Sublease (including consenting to the construction of the Demising Wall), which consent may be given by Landlord’s signature below or in a separate consent form from Landlord, at Landlord’s election.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Sublease to be executed by their duly authorized representatives, effective as of the date set out above.

SUBLESSOR:

PAIDION RESEARCH, INC.

By:	/s/ Barry Mangum
Printed Name:	Barry Mangum
Title:	CEO

SUBLESSEE:

DOVA PHARMACEUTICALS, INC.

By:	_/s/ Douglas Blankenship
Printed Name:	Douglas Blankenship
Title:	CFO

EXHIBIT A

[Master Lease]

OFFICE LEASE AGREEMENT BY AND BETWEEN PALLADIAN CENTER LLC, a Delaware limited liability co {AS LANDLORD) AND PAIDION RESEARCH, INC., a North Carolina corporati {AS TENANT)

TABLE OF CONTENTS

Page

1. BASIC LEASE TERMS 1
2. DESCRIPTION OF PREMISES 3
3. TERM; COMMENCEMENT DATE; DELIVERY OF PREMISES 3
4. RENTAL 4
5. ALTERATIONS AND IMPROVEMENTS BY TENANT 7
6. USE OF PREMISES 8
7. SERVICES BY LANDLORD 10
8. TAXES ON LEASE AND TENANT'S PROPERTY 11
9. INSURANCE AND INDEMNITY 11
10. LANDLORD'S COVENANT TO REPAIR AND REPLACE 12
11. PROPERTY OF TENANT 13
12. TRADE FIXTURES AND EQUIPMENT 13
13. DAMAGE OR DESTRUCTION OF PREMISES 14
14. GOVERNMENTAL ORDERS 14
15. MUTUAL WAIVER OF SUBROGATION 15
16. SIGNS AND ADVERTISING 15
17. LANDLORD'S RIGHT OF ENTRY 16
18. INTENTIONALLY OMITTED 16
19. EMINENT DOMAIN 16
20. EVENTS OF DEFAULT AND REMEDIES 16
21. SUBORDINATION 18
22. ASSIGNMENT AND SUBLETTING 18
23. LANDLORD DEFAULT 19
24. TRANSFER OF LANDLORD'S INTEREST 20
25. COVENANT OF QUIET ENJOYMENT 20
26. ESTOPPEL CERTIFICATES 20
27. PROTECTION AGAINST LIENS 20
28. MEMORANDUM OF LEASE 20
29. FORCE MAJEURE 21
30. REMEDIES CUMULATIVE -- NONWAIVER 21
31. HOLDING OVER 21
32. NOTICES 21
33. LEASING COMMISSION 21
34. MISCELLANEOUS 22
35. SEVERABILITY 25
36. RIGHT OF FIRST OFFER 25

STATE OF NORTH CAROLINA COUNTY OF DURHAM TIDS LEASE AGREEMENT (the "Lease") made and entered into :----,-----::'' 2014, by and between PALLADIAN CENTER LLC, a Delaware li hereinafter called "Landlord"; and PAIDION RESEARCH, INC., a Nmt hereinafter called "Tenant": In consideration of the mutual covenants and agreements contained h agree for themselves, their successors and assigns, as follows: BASIC LEASE TERMS. 1. The following terms shall have the following meanings in this Lease: (a) Premises: Suite 250 ("Suite 250") containing approximately 7,4 office space on the second floor of the Building, as more pa1t floor plan attached hereto as Exhibit "A". As further described in Section 3(b) below, on Aplil I, 201 expanded by adding to the Premises Suite 245 ("Suite 245") c 6,941 rentable square feet of office space on the second floor particularly described on the floor plan attached hereto as Exhi such date the Premises shall contain 14,378 rentable square feet. (b) Building: Palladian II, located at 240 Leigh Farm Road, Durham (c) Business Park: Palladian Corporate Center. (d) Common Areas: All areas of the Building or the Business Park a use or benefit of all tenants primarily or to the public gene limitation, parking areas, driveways, sidewalks, loading docks elevators, stailwells, entrances, public restrooms, mechanical r telephone rooms, mail rooms, electrical rooms, and other simila providing for building systems, and any other common facilitie from time to time. (e) Commencement Date: May I, 2014 (subject to adjustment purs Lease).

month then the Expiration Date shall be extended to the last day would otherwise fall. (g) Minimum Rental: PERIOD RATE (per rentable square foot) MONTHLY MINIMUM RENTAL 05/01/14-04/30/15 05/01/!5-09/30/15* 10/01/15-04/30/16 05/01/16-03/31/17 04/01/!7 -04/30/!7** 05101/17-06/30/17** 07/01/!7-04/30/18 05/01/18-04/30/19 05/01/19-04/30/20 - o long as Tenant is not in *S default under this Lease, during the five 05/01/2015 until 09/30/2015 Minimum Rental shall abate by 100% for S Minimum Rental table above (the "Suite 250 Abatement Period"). --------- - (h) Operating Expense Stop: Actual Operating Expenses for the cale (i) Tenant's Proportionate Share: A fraction, the numerator of whic rentable square feet within the Premises and the denominator munber of rentable square feet within the Building, currently esti + 100,546) until 04/01/2017 at which time it shall increase to 14. (j) [Intentionally Deleted]. (k) Notice Addresses: .

With a copy to: Lincoln Harris LLC
5430 Wade Park Boulevard, Suite 300
Raleigh, North Carolina 27606
Attention: David P. Oddo, Senior Vice President

Tenant: Paidion Research, Inc.
240 Leigh Farm Road, Suite 250
Durham, NC 27707

(l) Security Deposit: $26,958.75.

(m) Broker(s): CBRE-Raleigh, LLC representing Landlord and Tri Properties representing Tenant.

(n) Guarantor: N/A.

(o) Parking. Tenant shall have the non-exclusive right to use 4 unreserved parking spaces per 1,000 rentable square feet of the Premises (or portion thereof) in the surface parking areas adjacent to the Building which constitutes a portion of the Common Areas.

2. **DESCRIPTION OF PREMISES.**

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises within the Building located in the Business Park; together with the nonexclusive right to use the Common Areas. The useable area of the Premises shall be determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard"). The rentable area of the Premises shall be determined by multiplying the useable area of the Premises by a "core factor" as reasonably determined by Landlord. Landlord may, at any time, have its architect or engineer measure the actual total square footage of the Building and/or the Premises. In the event the Building shall contain an amount of square footage different than the amount referenced in Section 1(i) above, the Building shall be redefined to reflect the actual square footage and Tenant's Proportionate Share shall be redefined to reflect the actual square footage of the Building. In the event the Premises shall contain an amount of square footage different than the amount of square feet referenced in Section 1(a) above, the Premises (and all other provisions related thereto such as Tenant's Proportionate Share) shall be redefined to reflect the actual square footage and the Annual Rental (as hereinafter defined) shall be proportionately adjusted based on the actual square footage multiplied by the applicable square foot rental rate. The cost of such measurement shall be borne by Landlord. Notwithstanding anything herein to the contrary, if Landlord has not exercised its measurement rights hereunder within one hundred and eighty (180) days of the date of this Lease, Landlord shall have waived its rights to such measurement.

3. **TERM; COMMENCEMENT DATE; DELIVERY OF PREMISES.**

(a) Term. Unless otherwise adjusted as hereinbelow provided, the Term shall commence on the Commencement Date and expire on the Expiration Date. In the event the Commencement Date is a day other than the first day of a calendar month, the Term shall be extended and shall expire on that date which is seventy-two (72) full months from the first day of the first full calendar month immediately following the Commencement Date (the "Adjustment Date"). As used herein, the term "Lease Year" shall mean each consecutive twelve-month period of the Term, beginning with the Commencement Date (as same may be adjusted as hereinbelow provided) or any anniversary thereof; provided, however, in the event the Commencement Date is a day other than the first day of a calendar month, "Lease Year One" shall be that period commencing on the Commencement Date and continuing until the first anniversary of the Adjustment Date and each succeeding Lease Year shall be a twelve-month period beginning with each subsequent anniversary of the Adjustment Date.

(b) Commencement Date. Notwithstanding anything contained herein to the contrary, the Commencement Date shall be deemed to be the earlier of: (a) the date Tenant, or any person occupying any portion of the Premises with Tenant's permission, commences business operations from the Premises, or (b) May 1, 2014.

(c) Delivery of Premises. Tenant has made a complete inspection of the Premises and shall accept the Premises and the Building in their "AS IS", "WHERE IS", and "WITH ALL FAULTS" condition without recourse to Landlord, subject to Landlord's representations and warranties otherwise contained in this Lease. After delivery, except as expressly provided in this Lease, Landlord shall have no obligation to furnish, equip or improve the Premises or the Building. Tenant shall perform work in the Premises in accordance with the Workletter attached hereto as Exhibit "C".

Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant and Tenant's licensed contractors with access to the Premises three (3) weeks prior to the Commencement Date for among other things, Tenant's installation of its furniture, fixtures, cabling and equipment within the Premises, provided (i) Tenant has obtained all insurance required hereunder to be maintained by Tenant, (ii) such early access by Tenant and its contractors does not in any way materially interfere with Landlord or any current tenant, (iii) Tenant's access to the Premises is coordinated in advance with Landlord, and (iv) Tenant's occupancy of the Premises prior to the Commencement Date otherwise complies with all other applicable terms and conditions of this Lease. Such early occupancy shall not operate to trigger the "Commencement Date" as provided above.

(d) Expansion of the Premises. The parties acknowledge that beginning on May 1, 2014, Tenant will sublease Suite 245 from the current tenant of Suite 245 ("RED") pursuant to a separate sublease agreement with RED (the "Suite 245 Sublease"). On April 1, 2017, which is the day after the date the Suite 245 Sublease expires, Suite 245 shall be added to the Premises and Tenant shall accept Suite 245 in its as-is, where-is condition. Until April 1, 2017, the term Premises under this Lease shall mean Suite 250. Beginning on April 1, 2017, the term Premises shall mean both Suite 250 and Suite 245. The Minimum Rental table under Section 1(g) above reflects the addition of Suite 245 to the Premises on April 1, 2017, subject to a Minimum Rental abatement period as noted in such table.

(e) Contingency. The effectiveness of this Lease is contingent upon: (i) the execution of the Suite 245 Sublease by Tenant and RED, (ii) the execution of Landlord's consent to the Suite 245 Sublease, and (iii) the execution of a lease amendment between RED and Landlord which returns Suite 250 to Landlord (the "Contingencies"). If any of the Contingencies are not satisfied within thirty (30) days of execution of this Lease, then either party may terminate this Lease with written notice given to the other party within five (5) days of the end of such thirty (30) day period.

4. RENTAL.

During the Term, Tenant shall pay to Landlord, or such agent as may be directed by Landlord, at the notice address set forth in Section 1(k) herein, without notice, demand, reduction (except as may be applicable pursuant to the Sections of this Lease entitled "Damage or Destruction of Premises" and "Eminent Domain"), setoff or any defense, a total rental (the "Annual Rental") consisting of the sum total of the following:

(a) Minimum Rental. Beginning with the Commencement Date and continuing through the E termination of this Lease, Tenant shall pay Minimum Rental in accordance with Section l(g) in equal monthly installments each in advance on or before the fir the Commencement Date is a date other than the first day of a calendar month, th be prorated daily from such date to the first day of the next calendar month an Commencement Date. (b) Abated Rent Period. So long as Tenant is not in default under t Tenant aclmowledge that Tenant will receive cettain Minimum Rent abatemen Rental Abatement Periods as noted in the Minimum Rental table in Section l(g). term or covenant required to be performed by Tenant under the Lease beyond a cure period dming the Tenn and as a result the Lease is terminated prior to sch Term, Landlord shall have the right to rescind all such reductions or abat hereunder, and to recover fi·om Tenant as of the termination date of this Lease ( sums recoverable from or payable by Tenant in cotmection therewith) an amoun Minimum Rent which would have been payable during the Minimum Rental Tenant been required to pay for each month thereof the amount of Minimum Re balance of said calendar year, but in no event shall Landlord be entitled to a amounts if included in other damages Landlord receives. (c) Operating and Maintenance Expenses. Tenant shall pay Tenant's Proportionate Share (as set fmth in Section l(i and expenses paid or incurred by Landlord each calendar year in the operation, re the Building, the Common Areas and the Business Park (the "Operating Expen costs exceed the Operating Expense Stop set forth in Section !(h). For pur Expenses shall include without limitation, all: (i) ad valorem taxes (or any tax h thereof) levied on the Premises, the Building, the Common Areas or any im insmance premiums and policy deductibles paid with respect to the Building, inc coverage insurance and liability insurance, (iii) personal propetty taxes applica owned by Landlord and used exclusively for the benefit of the Building or the Pre share of such taxes if such personal prope1ty is also used to benefit other buildi fees or costs incurred in connection with protesting any tax assessment, (v) Sta (as hereinafter defined) including utilities, heat and air conditioning, standar window cleaning, (vi) building management (including management fees not to in the Raleigh/Durham rental market where the Building is located), (vii) tlw cost care m1d general landscaping, irrigation systems, maintenance and repair to pa (including storage of materials), driveways, sidewalks, exterior lighting, garbage snow removal, water and sewer, plumbing, signs and other facilities serving or b the Building, (viii) the cost of all services rendered by third parties with respect Common Areas and all costs paid or incurred by Landlord in providing any of th by Landlord pursuant to the terms of this Lease; (ix) costs of all capital im

Park, including without limitation, the reasonable costs and expenses associated with the creation, maintenance and operation of Business Park amenities made available for the common use and enjoyment of the tenants of the Business Park from time to time. Landlord shall use good faith efforts to keep the Operating Expenses in line with costs for other similarly situated first-class buildings in the Raleigh/Durham market, taking into account rent and other relevant factors.

Notwithstanding the foregoing, Common Area Operating Expenses and Maintenance Costs shall not include the following:

(i) Leasing commissions.
(ii) The cost of tenant finish improvements provided solely for the benefit of other tenants or proposed tenants in the Building.
(iii) Costs of correcting building code violations which violations were in existence on the Commencement Date.
(iv) Depreciation on the Building.
(v) The cost of services separately charged to and paid by another tenant in the Building.
(vi) Interest payments and financing costs associated with Building financing.
(vii) Legal fees associated with the preparation, interpretation and/or enforcement of leases.
(viii) Repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties.
(ix) Advertising and promotional expenses.
(x) Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship.

Notwithstanding the foregoing, if in any year the Building is less than ninety-five percent (95%) occupied, the variable portion of Operating Expenses shall be adjusted to reflect the level of such Operating Expenses which would reasonably be expected to be incurred by Landlord if the Building was ninety-five percent (95%) occupied. Notwithstanding the foregoing, in no event shall the adjustments in Operating Expenses as hereinabove described result in a profit to Landlord.

"Additional Rental" shall mean such costs, expenses, charges and other payments, including Tenant Contribution (as defined below), to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such.

(d) Payment of Operating Expenses.

Tenant shall pay to Landlord in advance each month commencing on January 1, 2016, along with Tenant's installments of Minimum Rental (and Additional Rental, if applicable) an amount (the "Tenant Contribution") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Operating Expenses as hereinabove described for any calendar year (including any applicable partial calendar year) to the extent such costs exceed the Operating Expense Stop, as estimated by Landlord (in its reasonable discretion). Landlord will make reasonable efforts to provide Tenant with Landlord's estimate of Tenant's Contribution for the upcoming calendar year on or before December 15 of each calendar year during the Term hereof. Not more than twice during any calendar year, Landlord may in good faith revise Tenant's Proportionate Share of the Operating Expenses and upon Tenant's receipt of a revised statement, Tenant shall pay Operating Expenses on the basis of such statement. If Landlord fails to notify Tenant of the revised amount of Tenant's Contribution by such date, Tenant shall continue to pay the monthly installments of Tenant's Contribution, if any, last payable by Tenant until notified by Landlord of such new estimated amount. No later than May 1 of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant's Contribution for the preceding calendar year. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental. For the calendar year in which this Lease commences, Tenant's Contribution shall be prorated from the Commencement Date through December 31 of such year. Further, Tenant shall be responsible for the payment of Tenant's Contribution for the calendar year in which this Lease expires, prorated from January 1 thereof through the Expiration Date. Upon the Expiration Date, Landlord may elect either (i) to require Tenant to pay any unpaid estimated amount within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold the Security Deposit until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies or Landlord shall return any excess Security Deposit to Tenant.

Notwithstanding the foregoing, the Controllable Operating Expenses (as hereinafter defined) which may be passed through to Tenant under this Section 4 shall not increase in any Lease Year by an amount which exceeds seven percent (7%) of such Controllable Operating Expenses for the immediately preceding Lease Year (as measured on a cumulative and compounded basis). For purposes hereof, "Controllable Operating Expenses" shall be deemed to include all Operating Expenses other than utilities (e.g., electricity, gas, water and sewer), insurance, taxes, snow removal and any other expenses which are set or determined by a governmental entity or other third party or are otherwise beyond Landlord's reasonable control.

(e) Documentary Tax.

In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) becomes applicable to the rental, leasing or letting of the Premises, whether local, state or federal, and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(f) Late Payment.

If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid seven (7) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to five percent (5%) of such past due amount. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the "prime rate" as published in The Wall Street Journal from time to time (the "Prime Rate") or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

Tenant shall make no structural changes to the Premises or the Building (or to the mechanical or building systems of the Building) and shall make no changes of any kind respecting the Premises or the Building which are visible from the exterior of the Premises without Landlord's prior written consent, to be granted or withheld in Landlord's sole discretion, provided, however, Tenant may make interior non-

structural alterations which do not require a building permit, which do not affect the mechanical or electrical systems, and which are not visible from the exterior of the Premises, costing not more than Five Thousand and No/100 Dollars ($5,000.00) ("Cosmetic Changes") in the aggregate during any calendar year to the Premises without obtaining Landlord's consent, but in such event Tenant must provide Landlord with thirty (30) days prior written notice of such alteration and must use Building standard materials and paint. Any other nonstructural changes or other alterations, additions, or improvements to the Premises other than the Cosmetic Changes shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant's trade fixtures as described in the Section entitled "Trade Fixtures and Equipment" below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord; provided, however, Landlord reserves the right, in Landlord's sole discretion, to obligate Tenant to remove said alterations, additions or improvements from the Premises (and restore the Premises to the condition in which it existed prior to the undertaking of said alterations or improvements) at the expiration or earlier termination of this Lease.

Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general aesthetic appearance and tenor of the balance of the Building. Further, all alterations and improvements to the Premises, except the Tenant Improvements which are addressed in Exhibit C., whether undertaken by Tenant or Landlord shall be subject to a fee (the "Construction Management Fee"). Tenant agrees to pay Landlord the Construction Management Fee as follows:

(a) Five percent (5%) of the total cost of planning and constructing any alterations and improvements if such construction costs exceed Ten Thousand and No/100 Dollars ($10,000.00); and

(b) Ten percent (10%) of the total cost of planning and constructing any alterations and improvements if such construction costs are less than Ten Thousand and No/100 Dollars ($10,000.00).

Except as otherwise provided herein, Tenant agrees to pay Landlord the Construction Management Fee within ten (10) days after receipt of Landlord's invoice therefor.

6. **USE OF PREMISES**.

(a) Tenant shall use the Premises only for general office purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations and zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord.

(b) Without limiting the generality of (a) above, and excepting only office supplies and a de minimis amount of cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and then only to the extent used, stored, transported and disposed of strictly in accordance with all applicable laws, regulations and manufacturer's recommendations, the

Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively "Hazardous Substances"). In addition, Tenant shall be liable for, and shall indemnify and hold Landlord harmless from, all costs, damages and expenses (including reasonable attorneys' fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances in the Premises or Building by Tenant or Tenant's Invitees.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises. Tenant agrees to maintain the Premises, and the Tenant Improvements and other Alterations (hereinafter defined) therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and Tenant will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (excepting only Tenant's personal property) in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for ordinary wear and tear. Landlord shall have no obligation to Tenant to make any repairs in or to the Premises, the Tenant Improvements or any Alterations except as expressly provided in this Lease. Any and all damage or injury to the Premises (including, but not limited to, the Tenant Improvements), or the Building caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant shall be promptly reported to Landlord and, subject to the mutual waiver of claims and subrogation contained in this Lease, repaired by Tenant at Tenant's sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlord's notice of such costs.

(d) Tenant's use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by the Landlord. Subject to the terms hereof, Tenant, its employees, agents, customers and invitees shall have the nonexclusive use (in common with other benefiting tenants) to use the Common Areas for purposes intended and the non-exclusive use of the adjacent surface parking areas in accordance with Section 1(o) herein. Tenant shall not at any time materially interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use the same. Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building or the Common Areas, provided, however, Landlord shall use reasonable efforts to minimize any adverse affect on Tenant's use and enjoyment of the Premises caused by Landlord's work.

(e) Tenant shall not block or cover any of the heating, ventilation or air conditioning ducts in the Premises. Tenant shall keep all ice and coffee machines that Tenant places in the Premises in good condition and repair and immediately remove any water discharged or spilled from such ice or coffee machines. Tenant shall regularly monitor the Premises for the presence of mold or mildew or for any conditions that reasonably can be expected to contribute to the growth of mold or mildew (collectively, the "Mold and Mildew Conditions"), including, but not limited to, evidence of water leaks or excessive humidity in the Premises, a failure or malfunctioning in the heating, ventilation or air conditioning system serving the Premises and inoperable doors or windows in the Premises. Tenant shall immediately notify

Landlord in writing of: (i) any visible signs of mildew or mold growth in the Premises of which Tenant becomes aware; and (ii) any Mold and Mildew Conditions discovered by Tenant in the Premises.

(f) Tenant shall save Landlord and its partners or members harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this Section 6, provided, however, Tenant shall not be responsible for any pre-existing conditions. This indemnification shall survive the termination or expiration of this Lease.

7. SERVICES BY LANDLORD.

Provided that Tenant has fully complied with all terms and conditions of this Lease and is not then in default hereunder, Landlord shall cause to be furnished to the Premises (subject to reimbursement as part of the Operating Expenses) in common with other tenants during "Standard Hours of Operation" (as defined below), Monday through Friday and Saturday (excluding holidays), the following services: janitorial services (once per working day after normal weekday working hours); water if available from city mains for drinking, lavatory and toilet purposes and, to the extent Tenant provides connections, to the interior kitchenette area; operatorless elevator service; electricity for general office space use (including fluorescent lighting replacements to building standard fixtures only); trash removal in accordance with city schedules; and heating and air conditioning for reasonably comfortable use and occupancy of the Premises (but in any event within the temperature ranges required by Section 6(e) above), providing heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant, but Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent which Landlord may withhold if it reasonably determines that such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Notwithstanding anything contained herein to the contrary, Landlord reserves the right to contract with any third party provider of such utilities to provide such services to the Premises, the Building and the Business Park in the most economical manner and Tenant shall not contract with any other third party provider to supply such utilities to the Premises without Landlord's prior written consent. So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant.

Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) at Tenant's request after reasonable notice and if the area to be served is zoned for this purpose. The cost of after-hours service of heating or air conditioning shall be additional rent payable monthly by Tenant at $35.00 per unit per hour.

As used herein, "Standard Hours of Operation" shall mean and refer to those hours of operation at the Building which are 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. through 1:00 p.m. on Saturday, except holidays. Holidays shall mean and refer to each of the following days (on the day set aside for observance): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Raleigh/Durham Area office market, as reasonably determined by Landlord and as provided to Tenant in writing no later than thirty (30) days prior to each such local holiday.

Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of a pipe, facility or system for any utility. Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant.

8. TAXES ON LEASE AND TENANT'S PROPERTY.

(a) Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant's occupancy of the Premises or Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

(b) Landlord shall pay, subject to reimbursement from Tenant as provided in the Section entitled "Rental" of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building, the Premises and the Common Areas, except as otherwise expressly provided in this Lease.

9. INSURANCE AND INDEMNITY.

(a) Fire and Extended Coverage Insurance. Landlord shall maintain and pay, subject to reimbursement by Tenant as provided in Section 4 hereof, for fire and casualty special form "all risk" insurance, with extended coverage (including boiler and machinery coverage), covering the Building equal to the full replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises, the Common Areas or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything solely done, caused to be done, permitted or omitted by Tenant or Tenant's Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. Tenant shall first furnish to Landlord copies of insurance policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

Notwithstanding anything herein to the contrary, Landlord reserves the right for itself, successors and assigns to self-insure against any risk required hereunder to be insured or otherwise assumed by Landlord so long as any such program of self-insurance affords the same coverage of risks and benefits which would be afforded in the event Landlord procured insurance from a third-party insurer.

(b) Liability Insurance. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operations of Tenant within the Business Park in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) single limit with such company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and its members or partners and Landlord's agent as an additional insured (and, if requested by Landlord from time to time, naming Landlord's mortgagee as an additional insured). In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements. All policies of insurance required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best's Insurance Reports and shall have a deductible of $25,000.00 or less. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. Tenant shall use commercially reasonable efforts to cause all policies required of Tenant hereunder to contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord, but failure of such insurer to include such provisions shall not be a default hereunder.

(c) Indemnity. Subject to the mutual waiver of subrogation set forth herein, Tenant shall indemnify and save Landlord and its members or partners harmless against any and all actual and direct claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) attributable to (i) any breach or default in the performance of any obligation of Tenant hereunder, (ii) Tenant's use or occupancy of the Premises, or (iii) otherwise arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned wholly or in part by any act or omission of Tenant or Tenant's Invitees, except to the extent caused by the gross negligence or willful misconduct of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

Except if caused by any act(s) or omission(s) of Tenant or Tenant's Invitees and subject to the mutual waiver of subrogation set forth herein, Landlord shall indemnify, defend and save Tenant harmless against any and all actual and direct claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, the Common Areas, the Building or the Business Park if directly caused or occasioned wholly or in part by any negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Provided, however, Landlord shall not be liable for any damage caused or occasioned by or from water, snow or ice being upon or coming through the roof, trapdoor, walls, windows, doors, or otherwise in, upon or about the Premises or the Building or from any damage arising from acts or omissions of co-tenants or other occupants of the Building or the Business Park.

(d) Landlord Insurance. Landlord shall keep in force during the term of this Lease insurance in such amounts and coverages as Landlord deems appropriate or is otherwise required of Landlord by third parties, such as its lender.

10. LANDLORD'S COVENANT TO REPAIR AND REPLACE.

(a) During the Term, Landlord shall be responsible for necessary repairs or replacements to the Common Areas as well as the roof and the base building structural components of the Building, including without limitation, the central plumbing and electrical systems serving the Building, except for repairs or replacements to any Tenant Improvements or any trade fixtures or equipment required or requested by Tenant, or otherwise necessitated by the negligence, misconduct, or acts or omissions of Tenant or Tenant's Invitees, which shall be made at Tenant's sole cost and expense, unless such amounts are paid to Landlord pursuant to an insurance policy. Landlord shall maintain the Building in a first class manner which is comparable with other comparable buildings of similar age, quality, and construction in the Raleigh/Durham market, taking into account rent and other relevant factors, and in substantial compliance with applicable laws, regulations, ordinances and codes; however, any non-compliance shall not materially or adversely impair Tenant's use and enjoyment of the Premises danger to the health or safety of Tenant or· Tenant's Invitees. Landlord's r (excluding any restoration obligations following a casualty pursuant to the ter shall be made as soon as reasonably possible using due diligence and reaso account in each instance all circumstances smrounding the repair or replac limitation, the materiality of the repair or replacement to Tenant's use and operat the Premises and the relation thereof to the enjoyment of same, such period no receiving written notice from Tenant of the need for repairs or such longer perio necessary under the circumstances so long as Landlord is diligently pursuing provided, however, in no event shall such period of time exceed I 20 days after from Tenant. If Landlord carmot, using due diligence, complete its repairs with specified and such failure to repair has a material adverse impact on Tenant's Premises, then (unless the need for such repairs or replacements is the r misconduct or acts or omissions of Tenant or Tenant's Invitees, in which ev entitled to any remedy) Tenar1t may tenninate this Lease effective upon tl1irty notice to Landlord, without prejudice to Landlord's rights to receive payment fr dan1ages to the extent caused by Tenant or Tenant's Invitees. lfthe need for suc is the result of the negligence, misconduct or acts or omissions of Tenant or T expense of such repairs or replacements are not fully covered and paid by La Tenant shall pay Landlord the full amount of expenses not covered. (b) Landlord shall not be liable for any failure to make any re maintenance required of Landlord hereunder unless such failme shall persist fo of time after written notice from Tenant setting forth the need for such repai reasonable detail has been received by Lar1dlord. Except as set forth in the Secti "Damage or Des1TUction of Premises," there shall be no abatement of rent. The Landlord by reason of any injury to or interference witl1 Tenant's business arising repairs, replacements, alterations or improvements to any portion of the Buildin fixtures, appurtenar1ces and equipment therein except to the extent caused dire negligence or willful misconduct. To the extent permitted under applicable law to make repairs at Landlord's expense under any law, statute or ordinance now or 11. PROPERTY OF TENANT, All property placed on the Premises by, at the direction of, or with th Tenant's Invitees, shall be at the risk of Tenant or the owner thereof ar1d Landlo any loss of or damage to said property resulting fi·om any cause whatsoever ex loss or damage caused by the gross negligence or willful misconduct of Landlor same is not covered by the insurance Tenant is required to maintain under t!1e ter 12. TRADE FIXTURES AND EQUIPMENT. Any trade fixtures and equipment installed in the Premises at Tenant's e Tenant in notice to Landlord shall remain Tenar1t's personal property and Tena thereto, or (ii) be subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

13. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, in Tenant's reasonable determination, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason, in Tenant's reasonable determination, of such casualty the Premises are rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause the damage to the physical structure of the Building (including any Tenant Improvements or Alterations therein to the extent insured by Landlord) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of two hundred ten (210) days (as measured from the issuance of the applicable building permits necessary for the reconstruction of the Building), then either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty, and the Annual Rental shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable and (ii) abate entirely as of the effective date of the termination of this Lease. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant's Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this Section, in the event there should be a material casualty loss to the Premises during the last Lease Year of the Term, Landlord may, at its option, terminate this Lease by giving written notice to Tenant within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises. Notwithstanding anything contained in this Section to the contrary, Landlord shall only be obligated to restore the Premises to the condition as existed on the Commencement Date unless Tenant makes available to Landlord proceeds from Tenant's insurance sufficient to repair and restore the Premises to the condition in which it existed immediately prior to such casualty, including those items in excess of building standard. In any event, Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance and any amounts received from Tenant, provided, however, if Landlord's insurance proceeds are insufficient to accomplish or complete the restoration work required of Landlord hereunder and Landlord does not provide additional funds to complete the work, then Tenant may terminate the Lease.

14. GOVERNMENTAL ORDERS.

Except as hereinbelow set forth regarding compliance of the physical structure of the Building with applicable governmental regulations, including without limitation, compliance with the applicable requirements of the Americans with Disabilities Act and the implementing regulations thereof (the "ADA") as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant's specific use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's use or occupancy. With regard to the physical structure of the Building, Landlord agrees to use good faith and due diligence to undertake those actions that are "readily achievable" (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Building to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation and at its sole expense (which may be included in Operating Expenses to the extent permitted by Section 4(c)), will take the action(s) necessary to cause the physical structure of the Building (excluding any tenant improvements or alterations) to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Building or the activities therein to comply with the applicable requirements of the ADA. Notwithstanding anything contained herein to the contrary, it is agreed that: (a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance relates to the design of the interior of the Premises pursuant to the Plans or Tenant's specific use of Premises and (b) in the event of any non-compliance for which Landlord is responsible, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant's use of, or operations from, the Premises or threaten or endanger the health or safety of Tenant or Tenant's Invitees.

15. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder. All insurance policies carried with respect to this Lease, if permitted under applicable law and if agreed by the insurer thereunder, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

16. SIGNS AND ADVERTISING.

Landlord shall install, at Landlord's sole cost and expense, the initial tenant identification signage in accordance with building standards at or near the suite entrance to the Premises and in the directory located in the lobby of the Building. Any additional signage or replacement or redesign of said initial signage shall be at Tenant's sole cost and expense.

In order to provide architectural control for the Building and the Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Building, the Premises or the Common Areas. Landlord shall have the right to remove any such sign or other decoration restore fully the Building, the Premises or the Common Areas at the cost and the expense of Tenant if any such exterior work is done without Landlord's prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

Tenant may install, at Tenant's sole cost and expense, tenant identification signage on a monument sign for the Building in a location determined by Landlord in accordance with building standards and subject to any applicable governmental laws or regulations (the "Monument Sign"). Tenant shall maintain the Monument Sign at Tenant's sole cost and expense. At the end of the Term or earlier removal of the Monument Sign Tenant shall pay all costs to remove the Monument Sign and to repair any damage caused. Additionally, Tenant shall have the right, at its expense, to create and install signage on the glass door at the entrance to the Premises in accordance with plans approved in advance in writing by Landlord.

17. LANDLORD'S RIGHT OF ENTRY.

Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon twenty-four hours advance notice (except in the event of an emergency, in which case notice is not required) for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers, lenders or prospective tenants (during the last six (6) months of the Term), as well as at any time without notice in the event of emergency involving possible injury to property or persons in or around the Premises or the Building, provided, however, that in all events Landlord will use its commercially reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises, by reason of such entry.

18. INTENTIONALLY OMITTED.

19. EMINENT DOMAIN.

If any substantial portion of the Premises or of the parking lot is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking. If Landlord is not able to or does not fully restore the Premises in the same manner and timeframes required in Section 13 hereof with respect to casualty events, Tenant may terminate this Lease. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord. Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation for the loss of its leasehold estate.

20. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

(i) (i) Tenant's failure to pay any rental or other sum of money payable hereunder within five (5) days after same becomes due (provided that Tenant shall have five (5) days after receipt of written notice from Landlord of any such failure to cure same before the failure is deemed an "Event of Default" only one (1) time in any twelve consecutive month period);

(ii) Tenant's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety (90) days after written notice thereof:

(iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within ninety (90) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into a similar arrangement; or

(iv) A default by Tenant under any other lease heretofore or hereafter made by Tenant for any other space in the Business Park.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant's right of possession and reenter pursuant to summary ejectment process and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant's right of possession and make such repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any reasonable and customary costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may at Landlord's election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum discounted to present value at 5% per annum) as would have been payable by Tenant hereunder for the remainder of the term less the rentals actually received from any reletting or, at Landlord's election, less the reasonable rental value of the Premises for the remainder of the term. In determining the Annual Rental which would be payable by Tenant subsequent to default, except with respect to Minimum Rental (which shall be calculated in accordance with Section 1(g) hereof), the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law. Landlord agrees to use commercially reasonable efforts in order to mitigate its damages following any Event of Default and recovering repossession of the Premises; provided, however, nothing shall require Landlord to (i) attempt to re-lease the Premises unless and until Landlord obtains possession of the Premises, or (ii) lease the Premises in smaller increments than the entire Premises. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.

21. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust currently existing on the property of which the Premises is a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in a commercially reasonable form as Landlord may reasonably request evidencing the subordination of this Lease to, or the assignment of this Lease as additional security for, such mortgages or deeds of trust. Subject to the condition precedent that Landlord provide Tenant with a non-disturbance agreement in a commercially reasonable form in favor of Tenant from any mortgagee, trustee or beneficiary, this Lease shall be subject and subordinate to any mortgage or deed of trust which may hereafter encumber the property of which the Premises is a part. Tenant's obligations under this Lease shall continue in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments in a commercially reasonable form required to give effect to the provisions of this Section.

22. ASSIGNMENT AND SUBLETTING.

Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs incurred by Landlord in connection with such assignment, sublease or mortgage, including without limitation, attorneys' fees which shall not exceed $1,500.00 so long as Tenant utilizes Landlord's standard form without extensive comments or changes, and (iii) pay to Landlord one-half of any rental or any fees or charges received by Tenant in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease after deducting Tenant's actual and reasonable costs incurred in connection with such assignment or sublease. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Any attempted assignment or sublease by Tenant in violation of the terms and conditions of this numbered Section 22 shall be null and void. Upon notice to Landlord of a proposed sublease or assignment of all or any portion of the Premises (the "Proposed Space"), Landlord shall have the option, within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein and unless Tenant within ten (10) days of receipt of Landlord's notice of termination as to the Proposed Space rescinds its request for such consent.

In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord's denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within thirty (30) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. Tenant shall promptly deliver a copy of the f or sublease to Landlord upon its receipt of same. Notwithstanding anytl1ing in this Lease to the contrary, Tenant further ag or sublease shall be subject to the following additional limitations: (i) in no even Lease or sublet all or any portion of the Premises to an existing Tenant of subtenant or assignee (unless Landlord consents to such assignment or sublease) proposed subtenant or assignee be a person or entity with whom Landlord or its to or from whom Landlord, or its agent, has given or received any written propo months regal'ding a lease of space in the Business Pal'k; and (iii) Tenant shall n mte for which Tenant is willing to sublet the Premises; and all public adve1tisem the Lease Ol' sublet of the Premises, or any portion thereof, shall be subject to Landlord, such approval not to be umeasotJably withheld or delayed. Said p include, but not be limited to, the placement or display of any signs or letteri Premises or on the glass or any window or door of the Premises or in the interi visible from the exterior. Notwithstanding the conditions set forth in Section 22 of the Lease, Tena (30) days advance written notice to Landlord (but without Landlord's consent), an entity into or with which Tenant is merged or consolidated or to which sub assets or stock are transferred, provided such merger or transfer of assets or stock purpose of transfen·ing the leasehold estate created by this Lease, and provided shall have a net wortl1 of not less than Tenant's net worth on the Commenceme tl1at controls Tenant or is controlled by Tenant or is under common control remains primarily liable after such assignment (either of (i) or (ii) being referre Assignee"). Tenant shall notify Landlord at least tlilrty (30) days before consu111tnated and furnish to Landlord docmnentation that such assignee qualifi hereunder. The term "control" as used in this paragraph shall mean ownership outstanding capital stock of that corporation and control over the management of 23. LANDLORD DEFAULT. In the event of any default by Landlord under this Lease, Tenant will giv specifying such default with patticularity, a11d Landlord shall thereupon have t longer peliod as may be required in the exercise of due diligence) in which to c the event Landlord's cure of any default will take longer than ninety (90) day Tenant with a timeline for the completion of such cure. Unless and until Land default after such notice, Tenant shall not have any remedy or cause of action obligations of Landlord hereunder will be construed as covenants, not condition other provisions of this Lease to the contrmy, Tenm1t shall look solely to Building, and not to any other or separate business or non-business assets of L member, shareholder, officers or representative of Landlord, for the satisfaction Tenant against Landlord, and if Landlord shall fail to pe1form any covenant, t Lease upon Landlord's part to be performed, and as a consequence of such defau

24. TRANSFER OF LANDLORD'S INTEREST.

If Landlord shall sell, assign or transfer all or any part of its interest in the Building or in this Lease to a successor in interest which expressly assumes all the obligations of Landlord hereunder which accrue prior to or after such transfer, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord's obligations and such successor shall be obligated to perform all of Landlord's obligations under this Lease. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

25. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as no Event of Default occurs and is continuing hereunder.

26. ESTOPPEL CERTIFICATES.

Within ten (10) business days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no Event of Default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. In the event Tenant fails to provide such an estoppel within the period listed above then all items noted in the estoppel shall be deemed confirmed by Tenant and any party may rely on such estoppel as being correct. Within thirty (30) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate as noted above covering such matters as are reasonably required by Tenant.

27. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after Tenant has notice of its filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus five percent (5%).

28. MEMORANDUM OF LEASE.

Upon request of either party, the other shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the fact and date of termination. This Lease shall not be recorded.

29. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section shall in no way be applicable to a party's obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

30. REMEDIES CUMULATIVE – NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

31. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's written consent.

32. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier and addressed to the appropriate party at the address set forth in Section 1(k) hereof.

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

33. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except the Broker(s) set forth in Section 1(m) hereof. Tenant agrees to indemnify and save Landlord harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its respective actions in connection with this Lease. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same.

34. MISCELLANEOUS.

(a) Rules and Regulations.

Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the "Rules and Regulations") for Tenant's use of the Premises and the Building. A copy of Landlord's current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit "B". Tenant shall abide by and actively enforce on all Tenant's Invitees such regulations including without limitation rules governing parking of vehicles in designated areas and during designated times.

(b) Evidence of Authority.

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(d) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an authorized signatory of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by an authorized signatory of Landlord.

(e) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(f) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(g) Prevailing Party.

If either Landlord or Tenant places in the hands of an attorney the enforcement of this Lease or any portion thereof, for the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, or file suit upon same, the non-prevailing (or defaulting) party shall pay the other party reasonable attorney's fees and court costs.

(h) Security Deposit.

Tenant has paid to Landlord upon signing this Lease the Security Deposit as described in Section 1(l) as security for Tenant's performance of all obligations hereunder. The Security Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to any interest which accrues on the Deposit. In the event of a default by Tenant not cured within the notice and cure periods provided herein, Landlord may, at its option, apply all or any part of the Security Deposit to cure the default, and thereupon Tenant shall promptly redeposit with Landlord the amount so applied in order that Landlord will always have the full Security Deposit on hand during the term of this Lease. Within thirty (30) days following the expiration or earlier termination of this Lease, provided that Tenant is not in default hereunder, Landlord shall refund to Tenant any of the remaining balance of the Security Deposit subject to final adjustments for payment of any rental required by this Lease. If the Building is sold, Landlord shall have the right to transfer the Security Deposit to the new owner, and upon the new owner's express assumption of the obligations for the Security Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Security Deposit, and Tenant thereafter shall look only to the new owner for such Security Deposit. The terms hereof shall apply to every transfer of the Security Deposit.

(i) Intentionally deleted.

(j) Representations and Warranties.

The person or persons executing this Lease on behalf of Tenant represent, covenant and warrant to Landlord as of the date Tenant executes and delivers this Lease that: (a) Tenant is duly constituted, in good standing and qualified to do business in the State of North Carolina, (b) Tenant has paid all corporate taxes (if applicable), (c) Tenant will file when due all forms, reports, fees and other documents necessary to comply with applicable laws, and (d) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant's organizational documents (i.e. partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Tenant authorizing same.

(k) Building Access.

There shall be open access to the Building during Standard Hours of Operation (as herein defined). At all other times, access to the Building shall be restricted by use of an electronic key card system at all entrances to the Building. Landlord shall, furnish Tenant on or before the Commencement Date, at no cost to Tenant, up to four (4) access cards or keys per 1,000 rentable square feet occupied by Tenant (as of the Commencement Date) as requested by Tenant for entering the Building. For purposes hereof, any such access cards, keys or other comparable access devices are collectively referred to as "access cards." Thereafter, additional access cards and replacement access cards (for lost access cards) shall be made available to Tenant at a charge equal to $15.00 per card (subject to reasonable adjustment by Landlord from time to time) upon Landlord's receipt of an order signed by Tenant. Tenant shall promptly provide Landlord with written notice of any lost or stolen access cards for the Building. Landlord shall replace all defective or worn access cards without charge. All cards shall remain the property of Landlord. No additional locks shall be allowed on any exterior door of the Premises without

Landlord's written permission and locks on any interior door shall be permitted only to the extent such locks are permissible under applicable laws and relevant insurance requirements. Upon termination of this Lease, Tenant shall surrender to Landlord all access cards and keys related to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, to remain in the Premises and in the event Tenant fails to return all such access cards to Landlord at the end of the Term, Tenant shall pay Landlord $15.00 for each such access card not returned to Landlord.

(l) Financial Disclosures. Tenant shall at any time upon receipt of a written request from Landlord (such request to be made no more than twice in any Lease Year), provide true, complete and accurate financial information and documentation about itself and any Guarantor to Landlord, within ten (10) business days after such request. The individuals executing this Lease on Tenant's behalf hereby represent and warrant to Landlord that the financial statements and other information submitted to Landlord by Tenant prior to the execution hereof are true, complete and accurate, were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and accurately reflect Tenant's net worth as of the date hereof. Landlord covenants and agrees to keep such records confidential; provided, however, Landlord may share the information contained within such records with its legal counsel, accountants and employees, prospective purchasers and lenders provided that Landlord requires such parties to be bound by the confidentiality provisions herein, and as may otherwise be required by applicable law.

(m) Intentionally omitted.

(n) OFAC Compliance.

Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("**OFAC**") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "**List**"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "**Embargoed Person**" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of

Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.

Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

In connection with this Lease or any proposed Assignment of this Lease or sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

35. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

36. RIGHT OF FIRST OFFER.

Provided (i) no Tenant default has occurred and is then continuing hereunder, and (ii) Tenant has not assigned this Lease nor sublet all or any portion of the Premises, following the Commencement Date Tenant shall have a continuing right of first offer (the "Right of First Offer") to lease the office space on the second floor of the Building (the "Expansion Space") at such time as said Expansion Space becomes available for lease during the initial Lease Term (or following it becoming available after its initial leasing if such space is currently vacant); provided, however, Tenant shall have no right to lease any portion of the Expansion Space which is re-leased to existing tenants occupying such space, Tenant's Right of First Offer is subordinate to any party that has previously been granted a right of first offer or right of first refusal for the same space or portion thereof, and the Right of First Offer shall apply to the entire Expansion Space being offered and not any smaller portion. At such time as the Expansion Space initially becomes available for lease and prior to marketing the Expansion Space for lease to the general public, Landlord shall notify Tenant in writing of Landlord's intention to market the Expansion Space and the rental rate and terms and conditions of lease which Landlord intends to propose for the Expansion Space (collectively, the "Offer Terms").

Tenant shall have ten (10) days after its receipt of such written notice from Landlord (the "Letter of Intent Negotiation Period") to provide written notice to Landlord evidencing its intent to exercise the Right of First Offer and to lease the Expansion Space in accordance with such Offer Terms. Landlord shall not, during the Letter of Intent Negotiation Period, lease, offer to lease or agree to lease the Expansion Space to any other party unless Tenant advises Landlord that Tenant is not interested in leasing the Expansion Space in accordance with the Offer Terms. In the event that Tenant does not agree to such Offer Terms during the Letter of Intent Negotiation Period, then, after such period, Landlord may market the Expansion Space upon such terms and conditions as are reasonably acceptable to Landlord and Tenant shall have no further rights with respect to the Expansion Space until such time as the Expansion Space again becomes available for lease, whereupon Tenant shall again have the option to exercise this Right of First Offer.

In the event Tenant agrees to the Offer Terms within the Letter of Inte hereinabove described, then Tenant and Landlord will negotiate in good faith a agreement for the lease of the Expansion Space.Landlord shall not, during period immediately following Tenant's agreement to the Offer Terms (the "Lea lease, offer to lease or agree to lease the Expansion Space to any other party. I and Tenant are unable in good faith to agree to the terms of such lease withi Period, then thereafter Landlord may market the Expansion Space upon such ter reasonably acceptable to Landlord whereupon Tenant shall have no finther ri Expansion Space until such time as the Expansion Space again becomes availa Tenant shall again have the option to exercise this Right of First Offer.

IN WITNESS WHEREOF, the parties have caused this Lease to be d pursuant to authority duly given as of the day and year f11·st above written. "LANDLORD" PALLADIAN CENTER LLC, a Delaware limi By:---- =--------------Name: James L. Dean II Title: Vice President ''TENANT" PAIDION RESEARCH, INC., a North Carolin

IN WITNESS WHEREOF, the parties have caused this Lease to be pursuant to authority duly given as of the day and year first above written. "LANDLORD" PALLADIAN CENTER LLC, a Delaware lim By' Name: James L. DeahI Title: Vice President "TENANT" PAIDION RESEARCH, INC., a North Caroli By: Name: Title: --------------------------

EXffiBIT "A" FLOOR PLAN Suite 250 Palladian II 240 Leigh Farm Road, Durham, North Carolina

EXIITBIT "A-1" FLOOR PLAN 0 liD SU Suite 245 Palladian IT 240 Leigh Fann Road, Durham, North Carolina

EXHIBIT "B" RULES AND REGULATIONS The following rules and regulations have been adopted by the Landlord and benefit of the Building and for the general comfort and welfare of the tenants I. The sidewalks, entrances, halls, passages, elevators and stauway by the Tenant or used by him for any other purpose than for ingress and egress. 2. Toilet rooms and other water apparatus shall not be used for any for which they are constructed. 3. The Tenant shall not do anything in the Premises, or bring o which shall in any way conflict with any law, ordinance, rule or regulation affe use of the Premises, which are or may hereafter be enacted or promulgated by a the Board of Fire Underwriters. 4. In order to insure proper use and care of the Premises, neither t employee of the Tenant shall: (a) Allow any furniture, packages or articles of any kind to remai shoJi periods incidental to moving same in or out of Building or to cleaning or r leased space. (b) Maintain or utilize bicycles or other vehicles in the Building. {c) Mark or defile elevators, toilet rooms, walls, windows, doors or a (d) Keep animals or birds on the Premises. (e) Deposit waste paper, diti or other substances in conidors, stair restrooms, or any other pmi of the Building not leased to Tenant. (f) Fasten any atticle, drill holes, drive nails or screws into walls, fl or othetwise mar or deface any of them by paint, papers or otherwise, unless obtained from the Landlord. (g) Operate any machinery within the Building except customary o dictaphones, calculators, electric typewritet·s, and the like.Special equipment o trade or profession of the Tenant may be operated only with the prior written cons (h) Tamper or interfere in any way with windows, doors, locks, ai heating, lighting, electric or plumbing fixtures. (i) Leave Premises unoccupied without locking all doors, extingui off all water outlets.

5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in its opinion, tends to damage the reputation of the Building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenant for repairs, painting, material moving and other similar work that may be done on the Premises.

7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on expiration of the Lease, and reserves the right to require a deposit to insure their return at expiration of Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of the Standard Hours of Operation. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

11. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and direction.

12. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

13. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant's sole expense under the supervision of the Landlord.

15. Tenant shall have a non-exclusive right to use all driveways and parking areas designated for Tenant and Tenant's employees, if deemed necessary by Landlord. Landlord shall have the right (but not the obligation) to tow, at the owner's expense, any vehicles parked overnight in the Business Park if in Landlord's sole judgment such vehicle (i) is deemed to be a threat to the personal safety of the occupants of the Business Park, (ii) unreasonably interferes with the traffic or parking patterns within the

B-2

Business Park, or (iii) is otherwise inconsistent with the image and reputation o first class development. 16. If additional drapes or window decorations are desired by Tenan by Landlord and installed at the Tenant's expense under the direction of the Lan visible from the exterior shall be of a color approved by Landlord. 17. Premises. TI1e possession of weapons, including concealed handguns, is 18. No smoking shall be pennitted within any portion of the Building 19. The Landlord shall have the right to make such other and furt regulations as, in the judgment of the Landlord, may fi'om time to time be neces and cleanliness of the Premises, the Building or adjacent areas, and for the pre therein effective five (5) days after all tenants have been given written notice ther

EXHIBIT "C"

WORKLETTER

This Workletter (the "Workletter") sets forth the rights and obligations of Landlord and Tenant with respect to space planning and preparing final construction drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date ("Tenant Improvements").

Landlord and Tenant mutually agree to the following:

1. **Allowance**. In consideration of Tenant's initial construction of the Premises as a first class office, and upon completion of the Tenant Improvements in accordance with Tenant's Plans approved by Landlord, Landlord agrees to contribute, towards the costs of the Tenant Improvements, a sum equal to **Ten and 00/100 Dollars ($10.00)** per square foot of Suite 250 and Suite 245 (14,378 rsf) (the "Allowance"). Up to Seven and 00/100 Dollars ($7.00) per square foot of the Allowance may be utilized to cover costs associated with Tenant's personal property, furniture, equipment, trade fixtures, moving expenses, signage and for payment of Minimum Rent for periods other than periods where Minimum Rent is otherwise abated under the Lease, upon written request of Tenant. For any work costing in excess of the Allowance, Tenant shall pay a construction management fee of three percent (3%) of the total cost of planning and construction if such construction costs exceed One Hundred Thousand and No/100 Dollars ($100,000.00); and five percent (5%) of the total cost of planning and construction if such construction costs are One Hundred Thousand and No/100 Dollars ($100,000.00) or less.

2. **Plans**.

a. Tenant, at Tenant's expense, which expense may be deducted from the Allowance, shall provide and designate designers and engineers (collectively "Designer") reasonably acceptable to Landlord, which Designer will complete construction and mechanical drawings and specifications as required to construct the Premises, and such Designer shall comply with the following:

i. Tenant shall provide one complete space plan prepared by Designer in order to obtain Landlord's approval of such space plan (the "Space Plan").

ii. Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule ("Construction Drawings") based on the Space Plan.

iii. Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises ("Mechanical Drawings") (the Space Plan, Construction Drawings and Mechanical Drawings are collectively referred to as the "Plans").

b. The Plans shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold, condition or delay its approval of the Plans, or of any changes or modifications thereof.

C-1

3. Work and Materials at Tenant's Expense. c. Tenant shall select Contractors licensed in State in located, to provide the work and materials to construct the Tenant Imp Landlord shall first approve such Contractors, such approval not to b conditioned or delayed. If required to ensure compliance with any appli shall have the right to reasonably designate a particular trade contract Tenant Improvements which could affect such warranty. d. All Tenant Improvements shall be constructed by Tena approved Plans and all applicable building codes and all other ap regulations. Tenant shall obtain a certificate of occupancy, if applicabl completion of the Tenant Improvements. e. Upon completion of the Tenant Improvements and prior Allowance or ush1g it as a rent credit, Tenant shall deliver to Landlord: in reasonable detail the work that has been performed; (ii) final r contractors, subcontractors and materialmen performing any work or pr the Tenant Improvements, and from any persons who have filed any n connection with the Tenant Improvements, in form and content reasona or its lender; and (iii) any suppmting doc11111entation evidencing fmal co for the Tenant Improvements reasonably requested by Landlord or its anything else contained in the Lease, only fifty percent (50%) of the All for Tenant's use prim·to December 31, 2014. Beginning January l, 201 other fifty percent (50%) of the Allowance along with any unused p percent (50%), provided, however, in no event shall the Allowance b December 31, 2015 and any unused pmtion on such date shall be deemed After completion of the items above Landlord shall pay to Tenant Contractors or Designer from the Tenant Improvement Allowance.

EXHIBIT "D"

OPTION TO EXTEND

1. Notice and Exercise. Provided no Tenant default has occurred and is then continuing under this Lease and Tenant has not assigned this Lease nor sublet all or any portion of the Premises, Tenant is hereby granted the option to extend the Term twice for additional periods of three (3) years each (the "Extension Term(s)") commencing upon the expiration of the initial Term or first Extension Term, as applicable, on the same terms and conditions as contained in the other provisions of this Lease other than any upfitting allowance (Tenant accepting the Premises in its "as, is" condition), additional renewal options and as otherwise provided in this Exhibit. The options shall be exercised only by delivery of written notice (the "Renewal Notice") to Landlord prior to that date which is nine (9) months prior to the scheduled Expiration Date referred to in Section 1(f) of this Lease (the "Option Termination Date"). The Minimum Rental for the Premises shall be 100% of the then fair market rental ("Market Rate") applicable to the Premises. Except as otherwise set forth herein, Tenant's occupancy of the Premises during the Extension Term(s) shall be subject to all other terms and conditions of this Lease, expressly including without limitation, the obligation to pay the Tenant Contribution.

2. Determination of Market Rate. For purposes of this Exhibit "D", the term "Market Rate" shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings in the Raleigh/Durham market have accepted in then-current transactions between non-affiliated parties from new, non-expansion, non-renewal (unless the lease involved a procedure invoked by landlord and tenant for a 100% determination of "fair market rental") and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time ("Comparable Transactions"). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of tenant's liability under the lease, parking considerations, length of the lease term, size and location of premises being leased, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments that Landlord would otherwise make, and receive in Comparable Transactions.

Landlord shall determine the Market Rate by using its good faith judgment. Upon request of Tenant, Landlord shall provide Tenant written notice of such amount thirty (30) days prior to the Option Termination Date.

In the event Tenant exercises its option to extend the Term pursuant to this Exhibit "D", Landlord and Tenant shall execute an amendment to the Lease stating the new expiration date for this Lease and the new Minimum Rent in effect.

D-1

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is entered into as of September 18, 2015 (the "Effective Date") by and between **PALLADIAN CENTER LLC**, a Delaware limited liability company ("Landlord") and **PAIDION RESEARCH, INC.**, a North Carolina corporation ("Tenant").

WITNESSETH:

A. Landlord and Tenant entered into a Lease dated as of April 10, 2014 (the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 7,437 rentable square feet ("Suite 250") located on the second (2nd) floor of the Building (as defined in the Lease) at 240 Leigh Farm Road, Durham, NC and 6,941 rentable square feet ("Suite 245") located on the second (2nd) floor of the Building which will be added to Suite 250 on April 1, 2017 (the current configuration of the leased space being defined as the "Premises"); and

B. Tenant and Landlord desire to amend the Original Lease (i) to allow Tenant to apply the unused portion of the Allowance, as defined in the Lease, toward the payment of Minimum Rental, (ii) to reduce the size of the right of first offer space, and (iii) to modify other terms and conditions of the Original Lease, all in accordance with the terms and conditions provided herein; and

C. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Original Lease. For purposes hereof, the Original Lease as amended by this First Amendment is referred to as the "Lease."

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals shall form a part of this First Amendment.

2. Allowance Applied Toward Minimum Rental. Currently Forty-Three Thousand One Hundred Thirty-Four and 00/100 Dollars ($43,134.00) remains of the Allowance under the Lease (the "Remaining Allowance"). Landlord has agreed that so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, Tenant may apply the Remaining Allowance toward the payment of Minimum Rental under the Lease for the months of October, November, and December 2015 and for a partial month of January 2016. For January 2016 Tenant shall owe the remaining amount of Minimum Rental due for such month on or before January 1, 2016. Tenant shall have no other rights to collect any portion of the Allowance.

3. Right of First Offer. The parties agree that the Expansion Space, as defined in Section 36 of the Lease, is hereby revised so that "Expansion Space" shall mean only Suite 200 of the Building which contains approximately 1,961 rentable square feet as shown on Exhibit A-1 attached hereto and shall not apply to any other space in the Building.

4. Broker. Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) except CB Richard Ellis-Raleigh, LLC, which represents the Landlord and Tri-Properties, Inc., which represents the Tenant (collectively, the "Broker") and neither Broker is claiming any entitlement to a commission in connection with this transaction. Tenant agrees to indemnify and save

RA-3164071 v2

action. 5. Execution of Counterparts. This First Amendment may be executed in m terparts, each counterpart being executed by less than all of the parties hereto, and shall be tive as if a single original had been signed by all parties; but all such counterparts shall be dee titute a single agreement, and this First Amendment shall not be or become effective unless an of the signatory parties below has signed at least one such counterpart and caused the counte uted to be delivered to both of the other parties. 9. Authority. Each individual signing this First Amendment on behalf of any party sents that he or she has full right, power and authority to enter into this First Amendment and party for which he or she purports to sign this First Amendment. 10. Binding Agreement. This First Amendment is binding upon and shall inure to the l parties hereto, and to their respective heirs, executors, administrators, predecessors, succ ns, parents and subsidiary corporations, divisions, officers, directors, partners, agents, attorne oyees, as applicable. 11. Ratification. Except as expressly or by necessary implication amended or m by, the terms of the Lease are hereby ratified, confirmed and continued in full force and nt acknowledges that, to its knowledge (i) Landlord is not in default under the Lease, and (i s no breach, default, or event or condition which, with the giving of notice or the passage of would constitute a breach or default by Landlord under the Lease. To Tenant's knowledge, as hereof, there is no defense, offset, claim or counterclaim by or in favor of Tenant against La r the Lease. Tenant acknowledges all work to be performed by Landlord under the Lease h pleted in accordance with the Lease and has been accepted by Tenant and all reimburseme ances due to Tenant under the Lease have been paid in full. [Remainder of Page Left Blank Intentionally]

LANDLORD: PALLADIAN CENTER LLC, a Delaware limited liabili company By: Name: James L. DemliJ Title: Vice President TENANT: PAIDION RESEARCH, INC., a North Carolina corpora l By: Name: Betsy Reid\ Its: Chief Operating Officer 9/A/;5 Date:

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EXHIBIT B

[Subleased Premises]

EXHIBIT C

[Demising Wall]